UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  August 17, 2009

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	FPL GROUP, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Effective August 17, 2009, Moray P. Dewhurst rejoined FPL Group, Inc. (Company) as Vice Chairman and Chief of Staff.  Mr. Dewhurst previously had served as the Company’s Chief Financial Officer from July 2001 until May 2008.  For his service as Vice Chairman and Chief of Staff, Mr. Dewhurst will be paid a base salary at an annual rate of $589,800 in 2009, which was his previous annual base salary rate in 2008, and will participate in, and be eligible to receive annual incentive payments, equity grants and other benefits under, the Company’s Executive Annual Incentive Plan, Amended and Restated Long Term Incentive Plan, executive retention employment agreement, Supplemental Executive Retirement Plan and other benefit programs available to the Company’s other executive officers, as provided or described in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrant)

Date:  August 17, 2009

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President and General Counsel of FPL Group, Inc.